 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-227027, No. 333-222217, No. 333-209700 and No. 333-212801) of Intec Pharma Ltd. of our report dated February 26, 2019 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
February 27, 2019	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited